UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2018

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On December 17, 2018, the Park National Bank ("PNB"), the wholly-owned national bank subsidiary of Park National Corporation, an Ohio corporation (the “Company” or “Park”), received regulatory approval from the Office of the Comptroller of the Currency ("OCC") for the merger ("Bank Merger") of Carolina Alliance Bank, the wholly owned bank subsidiary of CAB Financial Corporation, a South Carolina Corporation ("CABF"), with and into PNB.

The Bank Merger and the merger of CABF with and into the Company (together with the Bank Merger, the "Merger") is still subject to a number of conditions, including the approval by the shareholders of CABF of the Agreement and Plan of Merger and Reorganization among Park and CABF, dated as of September 12, 2018, and the satisfaction of customary closing conditions. Park expects that the closing of the Merger will occur early in the second quarter of 2019.

Important Information about the Merger
In connection with the proposed merger (the “Merger”) of Park and CABF, Park has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a Proxy Statement of CABF and a Prospectus of Park, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF CABF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARK, CABF AND THE PROPOSED TRANSACTION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Park and CAF, may be obtained at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, from Park at the “Investor Relations” section of Park's website at www.parknationalcorp.com or from CABF at the “Investor Relations” section of CABF’s website at www.carolinaalliancebank.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, OH 43058-3500, Attention: Brady Burt, Telephone: (740) 322-6844 or to CAB Financial Corporation, PO Box 932, Spartanburg, SC 29304, Attention: Lamar Simpson, Telephone: (864) 208-2265 or to CAB Financial’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, email cabf@dfking.com, Telephone: (212) 269-5550 (banks and brokers) or (866) 829-0135 (all others).

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the Registration Statement filed with the SEC or the Proxy Statement/Prospectus that has been sent to CABF shareholders.

Proxy Solicitation

CABF and certain of its directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CABF’s shareholders in favor of the approval of the Merger. Information about the directors and executive officers of CABF and their ownership of CABF common stock, as well as information regarding the interests of other persons who may be deemed participants in the transaction, may be obtained by reading the Proxy Statement/Prospectus regarding the Merger. Free copies of this document may be obtained as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 19, 2018	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer